For Immediate Release

Contact: Andrew M. O’Shea 860.298.0444 aoshea@moscowcablecom.com	Or: Barbara Cano Breakstone & Ruth International 646.536.7015 bcano@breakstoneruth.com

Moscow CableCom Corp. Operating Unit Announces Re-Branding

Launching Digital Services Platform

New York, NY – June 6, 2005 – Moscow CableCom Corp. (NASDAQ: MOCC) today announced that its primary operating subsidiary in Moscow, Russia, ComCor-TV (CCTV), will re-brand its cable television and Internet access product offerings under the name “AKADO”, as part of a broader advertising and marketing program that will establish AKADO’s identity and communicate the full scope of its services within Moscow.

AKADO will also be launching a new digital platform from which it will provide its subscribers access to a host of additional television channels and services, in addition to the more than 50 channels it currently offers. Further, the new technology will provide AKDADO the opportunity to expand the number of radio stations offered from the current 18 to as many as 100, including foreign radio stations.

AKADO currently has an access network of approximately 220,000 homes-passed, primarily in the Central and South regions of Moscow, and has plans to expand its reach to one million homes in the next three years. Its near-term expansion plans involve construction in the North West, North East and Zelenograd administrative regions.

Warren Mobley, the Company’s President and Chief Executive Officer, stated, “Our re-branding under the AKADO name will enable us to market our services under a name that we expect will become the number one choice in consumers’ minds for high-speed Internet access and commercial television. Our investment in the new digital platform underscores our commitment to delivering the best information, communication, and entertainment products and services in the Moscow region. We are confident that with the benefit of a combination of improved technology and expanded market reach, we are sending a clear message that AKADO is poised to become a dominant player in our market.”

About Moscow CableCom

Moscow CableCom Corp., (www.moscowcablecom.com), is a US-based company quoted on the NASDAQ NM under the ticker “MOCC”.  The Company owns 100% of ComCor-TV ("CCTV"), a Moscow-based hybrid-fiber coaxial pay-TV and Internet service provider that has licenses to provide telecommunications services to 1.5 million homes and businesses in Moscow.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain "forward-looking statements", as the phrase is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements may contain words such as “expects,” “anticipates,” “plans,” “believes,” “projects” and words of similar meaning.  These statements relate to our future business and financial performance, including CCTV's development, including its ability to attract new subscribers, to continue to expand its network, to achieve positive cash flow and its ability to raise funds for CCTV's development.  These statements are based on management's best assessment of Moscow CableCom's and CCTV's strategic and financial position and of future market conditions and trends and involve substantial risks and uncertainties.  The actual outcome may differ materially from these statements.  Certain factors that could cause actual results to differ materially from those discussed in any forward-looking statements, including lack of operating history of CCTV, liquidity difficulties, developments in the marketplace for cable services in Moscow, Russia, technological changes, operating in the Russian Federation, including general economic, political, social and tax conditions and legislative and regulatory matters affecting the cable industry, and changes in generally accepted accounting principles are described in the our Transition Report on Form 10-K for the ten-month period ended December 31, 2004 and other public filings made by us with the Securities and Exchange Commission, which descriptions are incorporated herein by reference.  There may be other risks that we have not described that may adversely affect our business and financial condition.  We disclaim any obligation to update developments of these risks or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

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